                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant  |X|

Filed by the Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             FIRSTFED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1.    Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         2.    Aggregate number of securities to which transaction applies:
               ---------------------------------------------------------------

         3.    Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ---------------------------------------------------------------

         4.    Proposed maximum aggregate value of transaction:
               ---------------------------------------------------------------

         5.    Total fee paid:

               ---------------------------------------------------------------

|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount previously paid:


2.       Form, Schedule or Registration Statement No.:


3.       Filing Party:


4.       Date Filed:

                                 March 29, 2002




Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") to be held at the Bright Star Restaurant located at 304 19th Street North, Bessemer, Alabama, on Tuesday, April 23, 2002, at 4:30 p.m., local time.

         The attached Notice of Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the Company's operations for fiscal 2001. Directors and officers of the Company, as well as representatives of the Company's independent auditors, will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important, regardless of the number of shares you own.
This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Meeting.

                                       Sincerely,



                                       /s/B. K. Goodwin, III
                                       ---------------------
                                       B. K. Goodwin, III
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                             FIRSTFED BANCORP, INC.
                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020
                                 (205) 428-8472

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 23, 2002
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of FirstFed Bancorp, Inc. (the "Company") will be held at the Bright Star Restaurant located at 304 19th Street North, Bessemer, Alabama, on Tuesday, April 23, 2002, at 4:30 p.m., local time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon the following matters:

                  (i) The election of three directors of the Company for terms of three years; and

                  (ii) The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 13, 2002, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              /s/Lynn J. Joyce
                                              ----------------
                                              Lynn J. Joyce
                                              Secretary
Bessemer, Alabama
March 29, 2002

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       OF

                             FIRSTFED BANCORP, INC.

                            1630 Fourth Avenue North
                             Bessemer, Alabama 35020

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 2002

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Bright Star Restaurant located at 304 19th Street North, Bessemer, Alabama, on Tuesday, April 23, 2002, at 4:30 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about March 29, 2002.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------


         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Meeting, and with respect to any other matter presented to the Meeting if notice of such matter has not been delivered to the Company in accordance with the Bylaws. If any other business is presented at the Meeting as to which proxies in the accompanying form confer discretionary authority, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to Lynn J. Joyce, Secretary of the Company, at the address shown above, by filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. A proxy will not be voted if a stockholder attends the Meeting and votes in person. However, the mere presence of a stockholder at the Meeting will not, by itself, revoke such stockholder's proxy.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------


         Stockholders of record as of the close of business on March 13, 2002 (the "Record Date") are entitled to one vote for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), then held, except that pursuant to the Company's Certificate of Incorporation, beneficial owners of shares of Common Stock exceeding 10% of the then-outstanding shares of Common Stock are not permitted to vote such excess shares. As of the Record Date, the Company had 3,148,581 shares of Common Stock issued, of which 2,318,633 shares were outstanding. The presence, in person or by proxy, of the holders of record of shares of capital stock of the Company entitling the holders to cast a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting.

--------------------------------------------------------------------------------
        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------


         Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission ("SEC") detailing such ownership. The following table sets forth information, as of the Record Date, with respect to any person, including any group of persons, known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at the Record Date.

                  Name and Address of                Amount and Nature of               Percent of Common
                      Beneficial Owner               Beneficial Ownership(1)              Stock Outstanding
                      ----------------               -----------------------              -----------------
         First Federal Savings Bank
         Employee Stock Ownership Plan and Trust
            1630 Fourth Avenue North
            Bessemer, Alabama 35020                           205,320 (2)                         8.86%

         Wellington Management Company, LLP (3)
            75 State Street
            Boston, Massachusetts 02109                       252,000                            10.87%



(1) Based on information furnished by the respective beneficial owners. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, if that person either has, or shares, voting or investment power with respect to such Common Stock, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock.
(2) Shares of Common Stock initially were acquired by the Employee Stock Ownership Plan and Trust ("ESOP") in connection with the mutual-to-stock conversion (the "Conversion") of First Federal Savings Bank ("First Federal"), the Company's wholly-owned savings bank subsidiary. A committee consisting of all directors of the Company administers the ESOP. The Trust Company of Sterne Agee & Leach, Inc., an unrelated corporate trustee for the ESOP (the "ESOP Trustee"), has been appointed by the Board of Directors, which may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. Shares held by the ESOP and allocated to participating employees must be voted in accordance with the instructions received from the participating employees. Unallocated shares, and allocated shares for which no instruction has been received, will be voted in the same proportion as the allocated shares for which instruction has been received. As of the Record Date, 152,602 shares of Common Stock in the ESOP had been allocated to participating employees, and, therefore, the ESOP Trustee will vote the remaining 52,718 unallocated shares in the same proportion as allocated shares.
(3) Includes First Financial Fund, Inc., a registered closed-end investment company. Wellington Management Company, LLP is the investment adviser to First Financial Fund, Inc.

     The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by each of the Company's directors and nominees, the executive officers named in the Summary Compensation Table and by all executive officers and directors as a group.


                                            Amount and Nature of                Percent of Common
     Name                                   Beneficial Ownership(1)             Stock Outstanding
     ----                                   --------------------                -----------------
Fred T. Blair                                        29,038                            1.25%
B. K. Goodwin, III                                   85,854 (2)                        3.60
James B. Koikos                                      45,440                            1.95
A. W. Kuhn                                         114,201                             4.92
Malcolm E. Lewis                                     84,079                            3.62
E. H. Moore, Jr.                                     81,774                            3.52
James E. Mulkin                                      81,387                            3.51
Robert E. Paden                                      76,508                            3.29
G. Larry Russell                                     51,735                            2.23
Lynn J. Joyce                                        42,796 (2)                        1.82

All directors and executive officers as
     a group (10 persons)                           692,812 (2)                        28.30

(1) For the definition of beneficial ownership, see footnote 1 to the previous table. Includes certain shares of Common Stock owned by businesses in which the director or executive officer is an officer or major stockholder or by spouses, by immediate family members, or as a custodian or trustee for minor children, over which shares the director or executive officer effectively exercises sole, or shares, voting and/or investment power, unless otherwise indicated. Includes 800 shares of Common Stock awarded to Mr. Kuhn in connection with the 1995 Stock Option and Incentive Plan (the "1995 Stock Option Plan") as to which shares he has voting power within 60 days after the Record Date. Includes 2,484 shares, 64,050 shares, 11,224 shares, 1,909 shares, 2,486 shares, 4,484 shares, 2,374 shares, 8,786 shares, 1,911 shares, 29,738 shares and 129,446 shares of Common Stock, as to which shares Directors Blair, Goodwin, Koikos, Kuhn, Lewis, Moore, Mulkin, Paden and Russell, and Mrs. Joyce and all executive officers and directors as a group, respectively, have the right to purchase pursuant to stock options exercisable within 60 days after the Record Date. Includes 263 shares, 263 shares, 468 shares and 994 shares of Common Stock for Directors Kuhn, Lewis, Mrs. Joyce and for all executive officers and directors as a group, respectively, pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan") as to which shares such directors and officers have voting power.
(2) Includes 10,283 shares, 10,337 shares and 20,620 shares of Common Stock owned by the ESOP and allocated to the accounts of Mr. Goodwin, Mrs. Joyce and all executive officers as a group, respectively.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------


         Based solely on the Company's review of the copies of ownership reports which it has received in the past fiscal year, or written representations from officers, from directors or from persons who own more than 10% of the Common Stock that no annual report of change in beneficial ownership was required, the Company believes that during the fiscal year ended December 31, 2001, all the filing requirements applicable to such persons have been timely met.

--------------------------------------------------------------------------------

                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The Company's Board of Directors currently is composed of nine members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period and until their successors are elected and qualified, with approximately one-third of the directors elected each year. The Board of Directors has nominated for election as directors James B. Koikos, E. H. Moore, Jr. and James E. Mulkin, all of whom are currently members of the Board, to each serve as directors for three-year terms and until their successors are elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or by proxy and entitled to vote on the election of directors.

         It is intended that the persons named in the proxies solicited by the Board of Directors will be voted for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The Board of Directors recommends a vote "FOR" election as directors of all the nominees listed below.

         The following table sets forth certain information regarding each of the Company's directors. Each director of the Company is also a member of the Board of Directors of the Company's bank subsidiary.

                                    BOARD NOMINEES FOR TERMS TO EXPIRE IN 2005

                                                                                     Current
                                        Age at           Year First Elected as       Term to
                  Name              Record Date               Director(1)            Expire
                  ----              -----------               -----------            ------

         James B. Koikos                63                        1995                2002
         E. H. Moore, Jr.               67                        1991                2002
         James E. Mulkin                71                        1992                2002

                                          DIRECTORS CONTINUING IN OFFICE
                                                                                     Current
                                        Age at           Year First Elected as       Term to
                  Name              Record Date               Director(1)            Expire
                  ----              -----------               -----------            ------
         Fred T. Blair                  73                        1968                2003
         Malcolm E. Lewis               91                        1968                2003
         G. Larry Russell               51                        1990                2003

         B. K. Goodwin, III             49                        1995                2004
         A. W. Kuhn                     80                        1979                2004
         Robert E. Paden                71                        1992                2004

-------------

(1) Includes term of office as director of First Federal Savings Bank ("First Federal") prior to formation of the Company as the holding company for First Federal in 1991.

         Unless otherwise stated, the principal occupation of each director of the Company for the last five years is set forth below.

         James B. Koikos. Mr. Koikos is a restaurateur. He is owner/partner of the Bright Star Restaurant, Bessemer, Alabama.

         E. H. Moore, Jr. Mr. Moore is President and owner of Buddy Moore Trucking, Inc. in Birmingham, Alabama.

         James E. Mulkin. Mr. Mulkin is the President of Mulkin Enterprises, Bessemer, Alabama, a diversified business operation.

         Fred T. Blair. Mr. Blair is retired. On January 1, 1996, Mr. Blair retired from his positions as Chairman of the Board, President and Chief Executive Officer of the Company and First Federal. He had served as President and Chief Executive Officer of the Company since its inception in 1991 and of First Federal since 1968 and Chairman since 1995.

         Malcolm E. Lewis. Mr. Lewis is retired. He was formerly owner and President of Polar Storage Locker Plant, a processor for wholesale and retail meat sales.

         G. Larry Russell. Mr. Russell is a self-employed Certified Public Accountant in Bessemer, Alabama.

         B. K. Goodwin, III. Mr. Goodwin is the Chairman of the Board, Chief Executive Officer and President of the Company and First Federal, positions he has occupied since January 1, 1996. He has also served as Chairman of the Board of First State since

January 1996 and as Chief Executive Officer and President since January 2001. He had previously served as Senior Executive Vice President of the Company and First Federal since February 1995.

         A. W. Kuhn. Mr. Kuhn retired as Executive Director of The Bessemer Housing Authority in 1994. He was formerly a regional housing economist for the Public Housing Administration (forerunner of H.U.D.), a Federal Aids Director, and Community Development Director for the City of Bessemer.

         Robert E. Paden. Mr. Paden is a self-employed attorney in Bessemer, Alabama.

Other Executive Officer

         Lynn J. Joyce, age 38, is Chief Financial Officer, Executive Vice President, Secretary and Treasurer of the Company and First Federal.

Meetings and Committees of the Board of Directors

         During the year ended December 31, 2001, the Board of Directors of the Company held 12 meetings. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and the total number of meetings held by all committees of the Board on which he served. The Board of Directors of the Company maintains committees, the nature and composition of which are described below. All committees consist of the full Board of Directors, except that only non-employee directors may serve on the Audit Committee.

         The Company's Compensation Committee, which consists of all the directors of the Company, meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. The Compensation Committee met one time during the year ended December 31, 2001.

         The Company's Nominating Committee, which consists of all directors of the Company, meets periodically for the purpose of nominating candidates for director of the Company. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees, nor has it established any procedures for this purpose. During the year ended December 31, 2001, the Board met once in its capacity as the Nominating Committee. Stockholders who make nominations of candidates for directors must make such nominations in accordance with the procedures set forth in the Company's Bylaws.

         The Audit Committee of the Company meets periodically to fulfill its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year ended December 31, 2001, the Audit Committee, which consists of all non-employee directors of the Company, met twice. In addition, the Audit Committee reviewed financial reports and internal audit/compliance reports in connection with the regular Board of Directors meetings. As Chairman, Mr. Russell monitors preparation of quarterly financial reports by the Company's management in the absence of an Audit Committee meeting for each purpose. Each of the members of the Audit Committee is an "independent director" as defined in the listing standards of the National Association of Securities Dealers, Inc.

Audit Committee Report

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 of the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

         During fiscal 2000, the Audit Committee developed a Charter, which was approved by the full Board of Directors. The Charter, which reflects standards set forth in SEC regulations and Nasdaq rules, recognizes the Audit Committee's responsibilities.

         In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1., "Independence Discussions with Audit Committees". The Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls and the compliance/internal audit function. The Committee reviewed with both the independent and the compliance/internal auditors their audit plans, audit scope, and identification of audit risks.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the compliance/internal audit examinations.

         The Committee has adopted a policy that the independent auditors will not be retained for non-audit and non-tax related services, unless previously approved by the Audit Committee.

         The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Members of the 2002 Audit Committee:
                  G. Larry Russell, Chairman                  Malcolm E. Lewis
                  Fred T. Blair                               E. H. Moore, Jr.
                  James B. Koikos                             James E. Mulkin
                  A. W. Kuhn                                  Robert E. Paden

Executive Compensation and Other Benefits

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for the years ended December 31, 2001, 2000, and 1999, awarded to or earned by the Chief Executive Officer and Executive Vice Presidents of the Company. No other executive officer of the Company earned salary and bonus for the year ended December 31, 2001, in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries.

                                                                                    Long-Term Compensation
                                                                                --------------------------------
                                          Annual Compensation                           Awards           Payouts
                           --------------------------------------------------   -----------------------  -------
                                                                   Other        Restricted   Securities
    Name and                                                      Annual          Stock      Underlying     LTIP      All Other
Principal Position         Year      Salary       Bonus      Compensation (1)   Awards(2)    Options     Payouts   Compensation
------------------         ------   ---------    ---------    ---------------  -----------    --------    -------   ------------
B. K. Goodwin, III         2001      $200,000     $ 21,860     $     ---        $ 3,571        4,724       $    ---    $   27,654(6)
  Chairman of the
  Board, Chief             2000      $190,000     $ 24,320            ---       $ 4,000        2,500       $    --     $   25,154
  Executive Officer
  and President of         1999      $190,000     $ 19,304     $      ---       $ 3,195        1,775       $    ---    $   28,808
   the Company,
  First Federal
  and First State

C. Larry Seale (3)         2001      $108,000     $ 11,804     $      ---       $ 1,931(4)     2,553       $     ---   $    4,154(6)
  Executive Vice
  President of the         2000      $105,000     $ 13,440     $      ---       $ 2,216        1,385       $     ---   $    6,461
  Company and
  First Federal            1999      $102,000     $ 10,363     $      ---       $ 1,710          950       $     ---   $    5,494


Lynn J. Joyce
  Chief Financial Officer, 2001      $  97,000    $ 10,602     $      ---       $ 1,735(5)     2,293       $     --    $    3,171(6)
  Executive Vice Presi
  dent, Secretary  and     2000      $  90,000    $ 11,520     $      ---       $ 1,896        1,185       $     --    $    2,077
  Treasurer of the
  Company and First        1999      $  85,000    $   8,636    $      ---       $ 1,431           795      $     ---   $      450
  Federal; Secretary of
  First State

-------------------
                                        6

(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers during the year ended December 31, 2001, did not exceed 10% of the executive officer's salary and bonus.
(2) Calculated by multiplying the number of shares of Common Stock awarded pursuant to the Incentive Plan based on the closing sale price of the Common Stock on the date the shares were awarded as reported on the Nasdaq SmallCap Market ($6.75 per share). See "Directors' Compensation."
(3)  Mr. Seale retired effective January 31, 2002.
(4) As of December 31, 2001, Mr. Seale held 535 shares of restricted stock with an aggregate value of $3,611 based on the closing sale price of the Common Stock on such date ($6.75 per share). Of this amount, 251 shares will vest in 2002, 188 shares will vest in 2003 and 96 shares will vest in 2004. Pursuant to the Incentive Plan, Mr. Seale is entitled to receive dividends and other distributions made with respect to such shares.
(5) As of December 31, 2001, Mrs. Joyce held 468 shares of restricted stock with an aggregate value of $3,159 based on the closing sale price of the Common Stock on such date ($6.75 per share). Of this amount, 217 shares will vest in 2002, 165 shares will vest in 2003 and 86 shares will vest in 2004. Pursuant to the Incentive Plan, Mrs. Joyce is entitled to receive dividends and other distributions made with respect to such shares.
(6) Includes director's fees of $21,500 (including $3,500 received as a director of First State) paid to Mr. Goodwin. See " Directors' Compensation." Also includes $6,154, $4,154 and $3,171 paid to Mr. Goodwin, Mr. Seale and Mrs. Joyce, respectively, for unused vacation and sick leave.

         Option Grants in the Year Ended December 31, 2001. The following table contains information concerning the grant of stock options during the year ended December 31, 2001, to the executive officers named in the Summary Compensation Table, above. Options were granted pursuant to the Incentive Plan and the 1991 Stock Option Plan.

                           Number of Securities           % of Total Options     Exercise or Base
                           Underlying Options          Granted to Employees           Price              Expiration
         Name              Granted (# of Shares)          in Fiscal Year          ($ per Share)              Date
         ----              ---------------------          --------------          -------------              ----
B. K. Goodwin, III                  2,645(1)                   9.7%                  $6.75                 09/30/11
                                    2,079(1)                   7.7%                  $8.00                 02/28/11

C. Larry Seale                      1,430                      5.2%                  $6.75                 09/30/11
                                    1,123                      4.1%                  $8.00                 02/28/11

Lynn J. Joyce                       1,285                      4.7%                  $6.75                 09/30/11
                                    1,008                      3.7%                  $8.00                 02/28/11

--------------
(1)  See "Directors' Compensation."

         Aggregate Year Ended December 31, 2001, Option Exercises and December 31, 2001, Option Values. The following table sets forth information concerning options exercised during the year ended December 31, 2001, and the value of options held by the named executive officers at December 31, 2001.

                                                                  Number of Securities        Value of Unexercised
                                                                 Underlying Unexercised         In-the-Money Options
                                                              Options at December 31, 2001      December 31, 2001(1)
                               Shares              Value      ----------------------------  ------------------------
         Name         Acquired on Exercise       Realized     Exercisable/Unexercisable    Exercisable/Unexercisable
         ----         --------------------       --------     -------------------------    -------------------------

B. K. Goodwin, III             ---               $      ---           64,050/---                 $  56,760/$  ---
C. Larry Seale                 ---               $      ---           22,713/---                 $  16,072/$  ---
Lynn J. Joyce                  ---               $      ---           29,738/---                 $  25,727/$  ---

----------------------
(1) Calculated based on the fair market value of the underlying Common Stock as reported on the Nasdaq SmallCap Market at December 31, 2001.

         Employment Agreements. Effective January 1, 1996, the Company and First Federal entered into employment agreements with Mr. Goodwin in his respective capacities as Chief Executive Officer and President of the Company and First Federal and with Mrs. Joyce as Executive Vice President of First Federal (collectively, the "Employment Agreements"). The Employment Agreements are intended to enable the Company and its banking subsidiaries to maintain a stable and competent management base.

         The Employment Agreements provide for three-year terms and may be extended each year for an additional year so that the remaining term shall be three years. The Employment Agreements were extended for an additional year as of January 1, 2002. The Employment Agreements provide for, among other things, a discretionary cash bonus, participation in all employee benefit plans, death benefits and reimbursement of reasonable out-of-pocket business expenses. In the event of the executive's death, the Employment Agreements provide for payment of the remaining compensation due thereunder, plus medical insurance for the executive's spouse for six months thereafter.

         The Employment Agreements provide for termination for cause at any time. In the event termination is other than for cause, the executive would be entitled to receive his base salary for the remaining term of the Employment Agreement, plus in the case of Mr. Goodwin, his salary for an additional 12-month period. In addition, Mr. Goodwin would be entitled, at his election, to continued insurance benefits coverage through the expiration of the term of his Employment Agreements or a cash payment in an amount equal to the cost of obtaining substantially equal benefits, while Mrs. Joyce would be entitled to continued coverage for a period of six months following termination.

         In the event of a change in control that results in either the dismissal of the executive or the executive's voluntary resignation for any reason within 30 days thereafter, the executive would be entitled to a severance payment equal to the excess of (i) 2.99 times the " base amount," as defined in
Section 280G(b)(3) of the Internal Revenue Code, over (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the executive receives on account of the change in control. Subject to the foregoing, the executive's life, health, accident, and disability coverage would be continued for six months following termination and, in the event of executive's death, pay death benefits and health insurance (for the remainder of the six month period, if any) to the executive's surviving spouse, if any. In addition, during the first year following a change in control, Mr. Goodwin would receive such severance payment if he voluntarily terminates employment within 90 days of the occurrence of certain specified events (for example, a required move of his personal residence or a material reduction in his base compensation) which had not been agreed to in advance. The aggregate payments that would be made to the executives assuming termination of employment under the foregoing circumstances at December 31, 2001, and without regard to other severance payments would have been approximately $1,000,000.

         In addition, all directors of the Company have entered into Indemnification Agreements with the Company. For a description of the terms of such Indemnification Agreements, see "Directors' Compensation - -
Indemnification Agreements."

Directors' Compensation

         Fees. The directors of the Company receive $900 per month in connection with their service on the Board of Directors of the Company and $600 per month in connection with their service on the Board of Directors of the Company's subsidiary bank.

         Incentive Compensation Plan. The Company maintains the Incentive Plan, the purpose of which is to provide incentive compensation for eligible employees and directors in the event the Company achieves certain performance goals indicative of its profitability and stability. A mathematical formula set forth in the Incentive Plan determines three forms of incentive compensation that participants may receive: (i) annual cash bonuses ("Bonuses"), (ii) restricted stock awards ("Restricted Stock"), and (iii) stock options ("Options"). For each year in which the Incentive Plan is in effect, the Company will pay each participant a Bonus equal to the product of (i) the participant's annual base salary or director's fees, and (ii) a "Bonus Percentage," defined as the sum of
(a) "Safe ROA Bonus Percentage" which considers return-on-assets ("ROA") compared to the median ROA of other members of a peer group in the Southeast, the nonperforming assets ("NPA") compared to the peer group and the CAMEL rating of First Federal, plus (b) "Growth Rewards," which are determined by the Board of Directors each year.

         For each Incentive Plan year, each participating key employee and director will receive a Restricted Stock award in the form of a right, conditioned on the participant's future performance of services, to shares of Common Stock. On a per capita basis, non- employee directors receive in the aggregate, shares of Restricted Stock having an aggregate fair market value equal to 7% of the total Bonuses paid to directors and key employees for such year. On a pro rata basis, key employees receive a Restricted Stock award based on their relative compensation equal to 14% of the total Bonuses paid to directors and key employees for such year. Vesting of Restricted Stock awards will generally occur at the rate of 33 1/3% per year of a participant's service after the date of the Restricted Stock award. Vesting will be accelerated to 100% upon a participant's retirement at or after age 65, death, discharge from service for any reason other than cause, or a change in control of the Company. In the event of a change in control, a participant will be entitled to receive Incentive Plan benefits for the Plan year based on the number of days during the year in which the Incentive Plan was in effect and the benefits paid to the participant during the preceding three Incentive Plan years.

         In addition, for each Incentive Plan year, each participating key employee and director will receive Options to purchase five times the number of shares subject to a Restricted Stock award granted to the participant for such year.

         1991 Stock Option Plan. Pursuant to the FirstFed Bancorp, Inc. 1991 Stock Option Plan for Outside Directors, non- employee directors first elected to the Board of Directors subsequent to the Conversion automatically are awarded options to acquire 4,000 shares of Common Stock, provided sufficient options are available for grant under such plan. The 1991 Stock Option Plan terminated in 2001; thereafter, no additional options may be awarded under the plan.

         1995 Stock Option Plan. Pursuant to the 1995 Stock Option Plan, directors and selected employees of the Company and its affiliates are eligible to receive options to acquire shares of Common Stock, stock appreciation rights and restricted stock awards (collectively, the "Awards"). Effective May 19, 1998, each director of the Company received a restricted stock award for 2,000 shares of Common Stock that vests at the rate of 20% per year of service and accelerates to 100% upon a Change in Control, as defined in the 1995 Stock Option Plan, or termination of service due to death, disability, or retirement after age 65. Awards may also be granted at the discretion of a committee that is comprised solely of non-employee members of the Board of Directors. Participants may elect to defer receipt of all or a percentage of shares that would otherwise be transferred upon the vesting of a restricted stock award.

         Deferred Compensation Plan. The Company maintains a Deferred Compensation Plan pursuant to which directors, officers and select employees may annually elect to defer the receipt of Board fees and up to 25% of their salary. In June 1998, the Company merged the Directors' Retirement Plan with and into the Deferred Compensation Plan. Associated with the Deferred Compensation Plan is a separate grantor trust to which all fee and salary deferrals may be contributed. The trust assets will be used to pay benefits to participants, but are subject to the claims of general creditors until distributed from the trust. Subject to the guidelines under the Deferred Compensation Plan, each participant may elect (i) the time and manner under which his or her Plan benefit will be paid, and (ii) the measure of the deemed investment return on his or her deferred compensation account. Such return may be based in whole or part on either the rate of return on Common Stock or First Federal's highest yielding one-year certificate of deposit. Each director of the Company, whenever elected or appointed and whether or not also employed by the Company, is also entitled to receive an initial credit to his or her account of $71,000, which will vest based on his or her overall years of service as a director of the Company. Vested benefits become payable at the election of a participant as made one year prior to distribution. If a participant dies prior to collecting his or her entire vested benefit under the Deferred Compensation Plan, the value of such vested but unpaid benefit will be paid to the director's designated beneficiary or estate. The Company will contribute amounts to the trust equal to the accrued expense for Plan benefits. The trust assets equal or exceed the amount of the individual participant accounts at December 31, 2001. The Board of Directors of the Company is responsible for management of the operation and administration of the Deferred Compensation Plan and has the discretion to amend the Plan and the related trust agreements (subject to participant consent as to vested benefits).

         2001 Stock Incentive Plan. Pursuant to the 2001 Stock Incentive Plan, directors and selected employees of the Company and its affiliates are eligible to receive options to acquire shares of Common Stock, stock appreciation rights, deferred share awards, restricted stock awards, other stock-based awards, reload options and non-stock awards in the form of cash bonuses and credits to deferred compensation accounts.

         Indemnification Agreements. The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with each of the Company's directors and with certain officers of the Company and First Federal. The Indemnification Agreements provide for retroactive as well as prospective indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations), judgments, fines, penalties and amounts paid in settlement in connection with any claim or proceeding arising out of that person's service as an officer or director of the Company or First Federal. The Indemnification Agreements also provide for the prompt advancement of expenses to the director or officer in connection with investigating, defending or being a witness or participating in any proceeding. The Indemnification Agreements further provide a mechanism through which the director or officer may seek court relief in the event the Company's Board of Directors (or other person appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law. The Indemnification Agreements impose on the Company the burden of proving that the director or officer is not entitled to indemnification in any particular case.

         Following a Change in Control, all determinations regarding a right to indemnity and a right to advancement of expenses shall be made by independent legal counsel to be selected by the director or officer and approved by the Board. The Indemnification Agreements provide that a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any 24-consecutive-month-period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets. In the event of a potential change in control, the director or officer may require the Company to establish a trust in an amount sufficient to cover the anticipated claims under the agreement.

         While not requiring the maintenance of directors' and officers' liability insurance, the Indemnification Agreements require that the directors and officers be provided with maximum coverage if there is such a policy. Further, the Indemnification Agreements provide that if the Company pays a director or officer pursuant to an Indemnification Agreement, the Company will be subrogated to such director's or officer's rights to recover from third parties.

Transactions with Management

         The Company's subsidiary bank offers loans to officers and directors in the ordinary course of business. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliates and do not involve more than the normal risk of collectibility or present other unfavorable features.


--------------------------------------------------------------------------------
                                    AUDITORS
--------------------------------------------------------------------------------


         The Audit Committee will meet during the second quarter of the year for the purpose of reviewing the independent auditors for the ensuing year. After completion of the review, the Audit Committee will make its recommendation to the Board of Directors. The Board of Directors will take this recommendation under advisement and make the final decision as to the independent auditors for the Company.

         Arthur Andersen LLP was the Company's independent auditors for the year ended December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

         During fiscal year 2001, Arthur Andersen LLP provided services in the following categories and amounts:

                  Audit Fees                    $  69,700
                  All Other Fees:
                      Audit-related fees*       $   6,900
                      Other fees                   24,000
                                                ---------
                      Total all other fees      $  31,000

         * Audit-related fees include various attest services under professional standards, assistance with registration statements, and consents.

         The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

         The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining audit independence.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote such proxy in respect thereof as directed by a majority of the Board of Directors. Under SEC rules and the Company's Bylaws, if a stockholder notifies the Company of such stockholder's intent to present a proposal at the Meeting after January 23, 2002, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Meeting, without any discussion of the matter in this Proxy Statement.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         The Company's December 31, 2001, Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


         It is expected that the 2003 Annual Meeting of Stockholders will be held on or about April 22, 2003. In order to be eligible for inclusion in the Company's proxy materials for the 2003 Annual Meeting, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1630 Fourth Avenue North, Bessemer, Alabama 35020, no later than November 29, 2002. With respect to the 2003 Annual Meeting, notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy materials, is required under the Company's Bylaws to be received by January 22, 2003. Under SEC rules, if a stockholder notifies the Company of such stockholder's intent to present a proposal for consideration at the 2003 Annual Meeting after such date, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2002 Annual Meeting, or to consider and vote upon at such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/Lynn J. Joyce
                                             ----------------
                                             Lynn J. Joyce
                                             Secretary

Bessemer, Alabama
March 29, 2002

--------------------------------------------------------------------------------
                          ANNUAL REPORT ON FORM 10-KSB
--------------------------------------------------------------------------------
         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FIRSTFED BANCORP, INC., 1630 FOURTH AVENUE NORTH, BESSEMER, ALABMA 35020.
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                             FirstFed Bancorp, Inc.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                         Annual Meeting of Stockholders
                                 April 23, 2002

The undersigned hereby appoints Fred T. Blair, G. Larry Russell, and Robert E. Paden, or any of them, with full powers of substitution, to act as proxies for the undersigned to vote all shares of the Company's common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Bright Star Restaurant located at 304 19th Street North, Bessemer, Alabama, on Tuesday, April 23, 2002, at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:

1. The election as directors of the nominees listed (except as marked to the contrary below):

    James B. Koikos, E. H. Moore, Jr. and James E. Mulkin

                              With-    For All
                     For      hold     Except
                     [ ]      [ ]       [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF ALL THE NOMINEES LISTED ABOVE. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

          Please be sure to sign and date this Proxy in the box below


--------------------------------------------------------------------------------
                                      Date

--------------------------------------------------------------------------------
                             Stockholder sign above

--------------------------------------------------------------------------------
                         Co-holder (if any) sign above

  Detach above card, date, sign and mail in postage-prepaid envelope provided.

                             FirstFed Bancorp, Inc.
                               Bessemer, Alabama

The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a Proxy Statement dated March 29, 2002, and the Company's 2001 Annual Report to Stockholders.

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
               PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.